EXHIBIT 11
                         J. BAKER, INC. AND SUBSIDIARIES
          Computation of Primary and Fully Diluted Earnings Per Share*
                                   (Unaudited)

                                                                         Quarter Ended                      Six Months Ended
                                                                August 2,           August 3,         August 2,        August 3,
                                                                   1997              1996               1997             1996
                                                                 --------          --------           --------          ------

PRIMARY:

Net Earnings                                                    $1,904,108         $1,485,722        $ 2,173,119      $ 2,311,282
                                                                ==========         ==========        ===========      ===========


Weighted average number of common
     shares outstanding                                         13,912,934         13,891,265         13,902,952       13,882,729
                                                                ==========         ==========         ==========       ==========


Earnings Per Share                                                  $0.137             $0.110             $0.156           $0.166
                                                                ==========         ==========        ===========       ==========


ASSUMING FULL DILUTION:

Net Earnings                                                    $1,904,108         $1,485,722        $ 2,173,119      $ 2,311,282
                                                                ==========         ==========        ===========      ===========

Weighted average number of common
    shares outstanding                                          13,912,934         13,891,265         13,902,952       13,882,729
Dilutive effect of outstanding stock options                        57,593             37,467             56,646           20,647
                                                                ----------         ----------         ----------       ----------
Weighted average number of common
    shares as adjusted                                          13,970,527         13,928,732         13,959,598       13,903,376
                                                                ==========         ==========         ==========       ==========

Earnings Per Share                                                  $0.136             $0.110             $0.156           $0.166
                                                                ==========         ==========         ==========       ==========

* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.